SPANTER DEVELOPMENTS INC
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2015 PEEL, SUITE 1200, MONTREAL, QUEBEC, H3A1T8
TEL: (514) 845-2255  FAX: (514) 845-4472

October 12th, 1999

MIAD SYSTEMS LTD.
Att: Mr. Michael Green
43 Riviera Drive, Unit 7
Markham, Ont., L3R 5J6

                                Re: Lease Renewal
                   43 Riviera Drive, Unit #7, Markham, Ontario

Dear Mr. Green:

Further to our discussions, we hereby offer to amend the Lease dated November 14th, 1996 and Lease Renewal dated November 9th, 1998 between Spanter Developments Inc. and Miad Systems Ltd. in accordance with the terms and conditions set forth below:

1.     Term

       The Term of the Lease shall be amended to be one (1) year commencing on the first (1st) day of December, 1999 and ending on the thirtieth (30th) day of November, 2000.

2.     Net Rent

       The Net Rent during the Term of the Lease shall be amended as follows:

       From December 1st, 1999 to November 30th, 2000 - Net rent of $5.25 / square foot

3. All other terms and conditions remain the same as per Lease dated November 14th, 1996.

We trust the above meets with your approval and would appreciate your signifying your acceptance by signing and returning a copy of this letter prior to October
      1999, 5:00pm, after which time this Offer to Amend the Lease shall become null and void

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If you have any questions, please do not hesitate to contact us.

Yours very truly,
SPANTER DEVELOPMENTS INC.


/s/ Ronald Mashaal
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Ronald Mashaal
APPROVED AND ACCEPTED, this 25th day of October, 1999.



                 /s/ Michael A.S. Green
per:             -----------------------------
                 MIAD SYSTEMS LTD.